UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2018

UNIVERSAL RESOURCES
(Exact Name of Registrant as Specified in Charter)

Nevada	0-30520	98-0532725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8560 Sunset Boulevard, Suite 500 West Hollywood, CA		90069
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (424) 313 3165

3126 South Boulevard, Suite 264 Edmond, OK
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☑.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2018, Serge Talon, sole member of the board of directors of Universal Resources (the “Registrant”), (i) accepted the resignation of Michael Holbrook as an officer of the Registrant, (ii) appointed Christopher Petzel as Chief Executive Officer, President, Secretary and Director of the Registrant, and Mikael Lundgren as Chief Financial Officer and Director of the Registrant, and (ii) resigned from all offices he held with the Registrant, effective as of the close of business on February 1, 2018.

On February 21, 2018, Mr. Petzel and Mr. Lundgren appointed Sylvaine Langlois to the Registrant’s Board as Chairman.

Mr. Petzel, age 46, currently also serves as the President and Chief Executive Officer of Broadside Enterprises, Inc. ("Broadside"), a diversified media business, since January 1, 2016.  Prior to 2016, he ran an independent motion picture production and distribution company, Fierce Entertainment, LLC, where he produced several feature films and advised media distributors and investors. Before launching, Fierce Entertainment, LLC in 2001, Mr. Petzel worked for the investment banking firm Houlihan Lokey in Los Angeles and Berliner Bank AG in London, UK.  He studied economics and business administration at the Universities of Fribourg, Switzerland, and Barcelona, Spain from 1991 to 1995 graduating with a Master's Degree.

Mr. Lundgren, age 46, has served as the Chief Operating Officer of Broadside since June 11, 2017 and serves on the advisory board of Royal Deals LLC in Abu Dhabi, United Arab Emirates.  Before joining Broadside, Mr. Lundgren was Head of Legal Affairs for the PNYG Group, an advisory firm with a focus on the fashion and luxury real estate industries with headquarters in Switzerland and Singapore and offices in Monaco, Spain and the United Arab Emirates from 2007 to 2014. Before joining PNYG, he co-founded AristoGaming Ltd, where he was Chairman and Chief Executive Officer.  AristoGaming specialized in high quality gaming systems and had branch offices in the UK, Spain and Sweden.  Lundgren graduated from Lund University in Sweden in 1997 with a Master’s Degree, specializing in Law and Economics.  After law school, he worked as a judge’s assistant at the Court of Gothenburg in Sweden.

Mrs. Langlois, age 54, is an investor and entrepreneur with a background in the forestry and health care industries.  Commencing her career as a registered nurse, she went on to own several private health care clinics and launch a company in the forestry business. She is a published author and active in the mentorship of entrepreneurs through her leadership of the French division of Carnegie Principle, a self-improvement business, since 2016. Mrs. Langlois became a licensed practical nurse in 1982 at Charlesbourg and a registered nurse in 1986 at Limoilou College in the province of Quebec, Canada.

The Registrant issued a press release on March 16, 2018 announcing the appointment of Mr. Petzel, Mr. Lundgren and Ms. Langlois to the Registrant’s Board.  A copy of the press release is attached as Exhibit 99.1 to this report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

The following is furnished as an exhibit to this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended:

Exhibit No.	Description
99.1	Press release, dated March 16, 2018, announcing new board members and officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL RESOURCES

	By:	/s/ Christopher Petzel
	Name:	Christopher Petzel
	Title:	Chief Executive Officer, President, Secretary and Director

Date: March 16, 2018

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated March 16, 2018, announcing new board members and officers.